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                                                                  EXHIBIT 3.1(f)


                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER

                                     MERGING

                               EOG RESOURCES, INC.
                             A DELAWARE CORPORATION

                                      INTO

                             ENRON OIL & GAS COMPANY
                             A DELAWARE CORPORATION

               (Pursuant to Section 253 of the General Corporation
                          Law of the State of Delaware)


         Enron Oil & Gas Company, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That Enron Oil & Gas Company (the "Company") and EOG Resources, Inc. ("EOG") are corporations duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         SECOND: That the Company owns all of the issued and outstanding shares of the capital stock of EOG.

         THIRD: That the board of directors of the Company adopted the following resolutions by unanimous written consent dated August 25, 1999, and that such resolutions have not been rescinded and are in full force and effect on the date hereof:

                  "WHEREAS, EOG Resources, Inc., a Delaware corporation ("EOG"), is a wholly owned subsidiary of the Company;

                  WHEREAS, the board of directors of the Company deems it advisable and in the best interest of the Company to merge EOG with and into the Company, with the Company being the surviving corporation;

                  NOW, THEREFORE, BE IT RESOLVED, that EOG be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware, and that the Company succeed to and possess all the rights and assets of EOG and be subject to all of the liabilities and obligations of EOG;

                  RESOLVED, that the Company change its corporate name by changing Article First of the Certificate of Incorporation of the Company to read in its entirety as follows:

                  "First: The name of the Corporation is EOG Resources, Inc."

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                  RESOLVED, that each share of common stock, $1.00 par value per share, of EOG issued and outstanding immediately prior to the effective date of the merger shall, upon the effective date and by virtue of the merger, be canceled without payment therefor;

                  RESOLVED, that the merger shall become effective on the date the Company files a Certificate of Ownership and Merger with respect to such merger with the Secretary of State of the State of Delaware;

                  RESOLVED, that the appropriate officers of the Company are hereby authorized and empowered to file the necessary documents with the Secretary of State of the State of Delaware, to incur the necessary expenses therefor and to take, or cause to be taken, all such further action and to execute and deliver or cause to be executed and delivered, in the name of and on behalf of the Company, all such further instruments and documents as any such officer may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolutions and to be in the best interests of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments and documents, as the case may be, by or under the direction of any such officer);

                  RESOLVED, that the prior actions of the officers and directors of the Company in undertaking to carry out the transactions contemplated by the foregoing resolutions be, and the same hereby are, in all respects, approved, adopted, ratified and confirmed."

         IT WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this 26th day of August, 1999.

                                      ENRON OIL & GAS COMPANY



                                      By:         /s/ W. C. WILSON
                                               -------------------------
                                               Walter C. Wilson
                                               Senior Vice President and
                                               Chief Financial Officer


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